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                                                                    Exhibit 99.2

                       (LITTON LOAN SERVICING LETTERHEAD)

4828 LOOP CENTRAL DRIVE                                   TELEPHONE 713 960 9676
HOUSTON, TEXAS 77081                                            Fax 713 966-8830



      FEBRUARY 20,2004

      DELOITTE & TOUCHE
      333 CLAY, SUITE 2300
      HOUSTON, TEXAS 77002


      As of and for the period ended December 31,2003, Litton Loan Servicing LP (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period. Litton Loan Servicing LP had in effect a fidelity bond in the amount of $20,000,000 and an errors and omissions policy in the amount of $20,000,000.


      /s/ Larry B. Litton
      -----------------------------------------
      Larry B. Litton, Sr., President & CEO




      /s/ Janice McClure
      -----------------------------------------
      Janice McClure, Senior Vice President